B.F. Shaw, Inc.
Sunland Fabricatiors, Inc.
National Fabricators, Inc.
Lone Star Fabricators, Inc.
FVF, Incorporated
Associated Valve, Inc.
Shaw Industrial Supply Co., Inc.
Fronek Engineering & Consulting, Inc.
Fronek A/DE, Inc.
Fronek Power Services, Inc.
Shaw/Fronek Fabricators, Inc.
Secorp, Inc.
Shaw International, Inc.
Shaw Overseas (Cayman) Ltd.
Shaw-Nass Middle East, W.L.L.
World Industrial Constructors, Inc.
Shaw Overseas (Far East) Ltd.
Shaw Asia Company Limited
Manufacturas Shaw South America, C.A.
Shaw Heat Treating, C.A.
Shaw Holding South America, C.A.
Shaw Trading FSC, Ltd.
Shaw Group UK, Limited
Shaw Group International, Inc.
Alloy Piping Products, Inc.
Word Industries Fabricators, Inc.
Welding Technologies of America, Inc.
Shaw Managed Services, Inc.
Shaw Power Services, Inc.
NAPTech, Inc.
NAPTech Pressure Systems Corporation
IRM/NAPTech Joint Venture, L.L.C.
Pipe Shields, Inc.
United Crafts, Inc.
UCI Holding, Inc.
ACL Piping
SAON Properties, Inc.
Shaw Maintenance, Inc.
Worldwide Industrial Constructors, Inc.